As filed with the Securities and Exchange Commission on August 3, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SCHNITZER STEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	93-0341923
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3200 NW YEON AVE., PO BOX 10047 PORTLAND, OREGON	97210
(Address of Principal Executive Offices)	(Zip Code)

SCHNITZER STEEL INDUSTRIES, INC. 1993 STOCK INCENTIVE PLAN

(Full title of plan)

Richard C. Josephson

Senior Vice President, General Counsel and Secretary

Schnitzer Steel Industries, Inc.

3200 NW Yeon Ave., PO Box 10047

Portland, OR 97210

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (503) 224-9900

Copy to:

Margaret Hill Noto

Stoel Rives LLP

900 SW Fifth Avenue, Suite 2300

Portland, Oregon 97204-1268

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class A Common Stock, $1.00 par value	5,000,000 Shares	$49.74	$248,700,000	$13,877.46

(1)	The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on $49.74, which was the average of the high and low prices of the Class A Common Stock on July 29, 2009 as reported on Nasdaq.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

This Registration Statement incorporates the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-21895.

Item 8. Exhibits.

5.1	Opinion of Stoel Rives LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on August 3, 2009.

SCHNITZER STEEL INDUSTRIES, INC.

By	/s/ RICHARD C. JOSEPHSON
Richard C. Josephson, Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 3, 2009.

SIGNATURE	TITLE

*TAMARA L. LUNDGREN	President, Chief Executive Officer and Director
Tamara L. Lundgren	(Principal Executive Officer)

*RICHARD D. PEACH	Vice President-Finance and Treasurer
RICHARD D. Peach	(Principal Financial Officer)

*JEFF P. POESCHL	Vice President-Corporate Controller
Jeff P. Poeschl	(Principal Accounting Officer)

*DAVID J. ANDERSON	Director
David J. Anderson

*ROBERT S. BALL	Director
Robert S. Ball

*JOHN D. CARTER	Director
John D. Carter

*WILLIAM A. FURMAN	Director
William A. Furman

*WAYLAND R. HICKS	Director
Wayland R. Hicks

*JUDITH JOHANSEN	Director
Judith Johansen

*WILLIAM D. LARSSON	Director
William D. Larsson

*SCOTT LEWIS	Director
Scott Lewis

*KENNETH M. NOVACK	Director
Kenneth M. Novack

*JEAN S. REYNOLDS	Director
Jean S. Reynolds

*JILL SCHNITZER EDELSON	Director
Jill Schnitzer Edelson

*RALPH R. SHAW	Director
Ralph R. Shaw

*By	/s/ RICHARD C. JOSEPHSON
Attorney-in-fact, Richard C. Josephson

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION
5.1	Opinion of Stoel Rives LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.